UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 15, 2005

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	No. 0-33347 (Commission File Number)	91-1957010 (IRS Employer Identification No.)

Dwight D. Eisenhower Building, 110 S. Ferrall Street, Spokane, WA (Address of principal executive offices)	99202 (Zip Code)
Registrant’s telephone number, including area code
(509) 534-6200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 15, 2005, Ambassadors Group, Inc. (the “Company”) effected a 2-for-1 stock split (the “Stock Split”) of its outstanding common stock (“Common Stock”) in the form of a 100% stock dividend to stockholders of record as of August 31, 2005. In connection with the Stock Split, the Company is undertaking to meet the requirements of Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”) and item 512(a) of Regulation S-K, regarding its Registration Statement No. 333-83572 (the “Registration Statement”) relating to the Company’s 2001 Equity Participation Plan (the “Plan”). The Registration Statement registered 1.8 million shares of common stock issuable under the Plan. Under Rule 416(b), if additional securities are issued as a result of a stock split prior to the completion of the distribution of the securities covered by a registration statement, then the additional securities are covered by the registration statement, provided that the registration statement is amended. In connection with Rule 416(b) of the Securities Act and the Securities and Exchange Commission Staff’s telephone interpretation manual, by virtue of this filing on Form 8-K, the Registration Statement is deemed to cover such additional number of shares of Common Stock that are issuable as a result of the Stock Split.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.
Date: September 19, 2005	By:	/s/ Chadwick J. Byrd
Chadwick J. Byrd
Chief Financial Officer